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                                                                    EXHIBIT 99.3

                              AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITER AGREEMENT

THIS AGREEMENT made by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, the "Insurer" or the "Sponsor") and Hartford Securities Distribution Company, Inc. ("Broker-Dealer").

                                  WITNESSETH:

WHEREAS, the Board of Directors of INSURER has made provision for the establishment of one or more separate accounts within INSURER in accordance with the laws of the State of Connecticut, which separate account(s) was/were organized and is established and registered as a unit investment trust type investment company(ies) ("UIT") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, BROKER-DEALER offers to the public certain Flexible Premium Variable Annuity Insurance Contracts (the "Contract") issued by each INSURER with respect to the UIT units of interest thereunder which are registered under the Securities Act of 1933, as amended ("1933 Act"); and

WHEREAS, BROKER-DEALER has previously agreed to act as distributor in connection with offers and sales of the Contract under the terms and conditions set forth in one or more Principal Underwriter Agreements (collectively, the "Underwriter Agreements"); and

WHEREAS, the parties mutually desire to restate and replace the Underwriter Agreements as more particularly described below.

NOW THEREFORE, in consideration of the mutual agreements made herein, the parties mutually agree that the Underwriter Agreements be, and they hereby are replaced and restated as follows:

I. BROKER-DEALER'S DUTIES

       1. BROKER-DEALER will use its best efforts to effect offers and sales of a Contract through broker-dealers that are members of the NASD and whose registered representatives are duly licensed as insurance agents of INSURER. BROKER-DEALER is responsible for compliance with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, and state and federal rules and regulations relating to the sales and distribution of the Contract, including without limitation, NASD Conduct Rules, as amended, arising out of its duties as principal underwriter of said Contract and relating to the creation of a UIT.

       2. BROKER-DEALER agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of INSURER as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

       3. BROKER-DEALER agrees that it will utilize the then currently effective prospectus relating to a UIT's Contracts in connection with its selling efforts. As to the other types of sales materials, BROKER-DEALER agrees that it will use only sales materials which conform to the requirements of federal, state and/or self regulatory organization laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

       4. BROKER-DEALER agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by each UIT and held by, every holder of any security issued pursuant to this Agreement, as required by the Section 26(a)(4) of the 1940 Act, as amended.

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       5.   BROKER-DEALER's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

       6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of BROKER-DEALER, BROKER-DEALER shall not be subject to liability under a Contract for any act or omission in the course, or connected with, rendering services hereunder.

II. UIT AND INSURER OBLIGATIONS

       1. The UIT reserves the right at any time to suspend or limit the public offering of the Contracts upon 30 days' written notice to BROKER-DEALER, except where the notice period may be shortened because of legal action taken by any regulatory agency.

       2.   The UIT agrees to advise BROKER-DEALER immediately:

           (a) Of any request by the Securities and Exchange Commission for amendment of its 1933 Act registration statement or for additional information;

           (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the 1933 Act registration statement relating to units of interest issued with respect to the UIT or of the initiation of any proceedings for that purpose;

           (c) Of the happening of any material event, if known, which makes untrue any statement in said 1933 Act registration statement or which requires a change therein in order to make any statement therein not misleading.

INSURER will furnish to BROKER-DEALER such information with respect to each and the Contracts in such form and signed by such of its officers and directors and BROKER-DEALER may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. INSURER will also furnish, from time to time, such additional information regarding the UIT's financial condition as BROKER-DEALER may reasonably request.

III. COMPENSATION

Insurer shall reimburse BROKER-DEALER for all operating expenses associated with the services provided on behalf of the UIT under this Agreement. No additional compensation is payable hereunder.

IV. RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER

BROKER-DEALER may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to INSURER. However, such resignation shall not become effective until either the UIT has been completely liquidated and the proceeds of the liquidation distributed through INSURER to the Contract owners or a successor Principal Underwriter has been designated and has accepted its duties.

V. MISCELLANEOUS

       1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

       2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed each respective party as each party may designate in writing from time to time.

       3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by the Sponsor and shall be open to inspection any time during the business hours of the Sponsor.

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       4.   This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

       5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.

       6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

       7. (a) This Agreement shall become effective from June 2, 1986 and shall continue in remain in effect from year to year unless terminated in accordance with 7(b) below provided that its continuance is specifically approved at least annually by a majority of the members of the Board of Directors of INSURER.

          (b) This Agreement (1) may be terminated at any time, without the payment of any penalty, either by a vote of a majority of the members of the Board of Directors of INSURER on 60 days' prior written notice to BROKER-DEALER; (2) shall immediately terminate in the event of its assignment and (3) may be terminated by BROKER-DEALER on 60 days' prior written notice to INSURER, but such termination will not be effective until INSURER shall have an agreement with one or more persons to act as successor principal underwriter of the Contracts. BROKER-DEALER hereby agrees that it will continue to act as successor principal underwriter until its successor or successors assume such undertaking.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the 17th day of July, 2007.

(Seal)                                   HARTFORD LIFE INSURANCE COMPANY

                                         BY: /s/ Robert Arena
                                         ------------------------------------
                                         Name: Robert Arena
                                         Title: Senior Vice President

                                         HARTFORD LIFE AND ANNUITY INSURANCE
                                         COMPANY

                                         BY: /s/ Robert Arena
                                         ------------------------------------
                                         Name: Robert Arena
                                         Title: Senior Vice President

                                         HARTFORD SECURITIES DISTRIBUTION
                                         COMPANY, INC.

                                         BY: /s/ Robert Arena
                                         ------------------------------------
                                         Name: Robert Arena
                                         Title: Vice President